SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 March 19, 2004

                                 BIOCORAL, INC.
             (Exact name of Registrant as Specified in its Charter)

           Delaware                                              33-0601504
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

38 rue Anatole France, 92594          011-3314-757-9843              N/A
Levallois Perret Cedex France
(Address of Issuer's principal   (Issuer's telephone number,      (Zip Code)
      executive offices)             including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 4. Changes in Registrant's Certifying Accountant.

Marcum & Kliegman LLP ("Marcum") has advised the Company that it has resigned as the Company's independent auditors. The Company engaged Marcum on February 16, 2004. As provided in the Engagement Letter, Marcum's Engagement Acceptance Committee declined the engagement because it determined that the engagement failed to meet certain of Marcum's internal acceptance criteria.

Marcum never issued a report on the financial statements of the Company nor did it perform any auditing or other services for the Company. There was no disagreement with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject of that disagreement in any reports on the Company's financial statements had it issued such reports, and none of the events described in Item 304(a)(1)(v) of Regulation S-K occurred during such period with respect to the Company and Marcum.

The Company requested that Marcum furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4. A copy of the response received by the Company to that request is filed as an exhibit to this Form 8-K.

On March 19, 2004, the Company engaged Weinberg & Company, P.A. ("Weinberg") as its new independent accountants. During the two most recent fiscal years and the interim period preceding the engagement of Weinberg, the Company has not consulted with Weinberg regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

The Company's board of directors accepted the resignation of Marcum and the engagement of Weinberg by unanimous written consent dated as of March 19, 2004.

Item 7. Exhibits.

16.1 Letter from Marcum & Kliegman LLP regarding change in registrant's certifying accountant.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2004

                                        BIOCORAL, INC.


                                        By: /s/ Nasser Nassiri
                                            ------------------
                                            Nasser Nassiri
                                            Chief Executive Officer and Chairman